                                 SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]
Check the appropriate box:
[_]  Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                  RAMBUS INC.
  --------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     (1)  Title of each class of securities to which transaction applies: ______
     (2)  Aggregate number of securities to which transaction applies: _________
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): ___________
     (4)  Proposed maximum aggregate value of transaction: _____________________
     (5)  Total fee paid: ______________________________________________________
[_]  Fee paid previously with preliminary materials: ___________________________
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
     (1)  Amount Previously Paid: ______________________________________________
     (2)  Form, Schedule or Registration Statement no.: ________________________
     (3)  Filing Party: ________________________________________________________
     (4)  Date Filed: __________________________________________________________

[RAMBUS LOGO]

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON JANUARY 30, 1998
                                  ___________

To the Stockholders:

     Notice is hereby given that the Annual Meeting of Stockholders (the "Annual Meeting") of Rambus Inc., a Delaware corporation (the "Company"), will be held on Friday, January 30, 1998 at 9:00 a.m., local time, at the Holiday Inn, 625 El Camino Real, Palo Alto, California 94301, for the following purposes:

     1. To elect three Class I directors for a term of two years and until their successors are duly elected and qualified.

     2. To ratify the appointment by the Board of Directors of the firm Coopers & Lybrand L.L.P. as independent auditors of the Company for the fiscal year ending September 30, 1998.

     3. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice of Annual Meeting.

     Only holders of record of the Company's common stock at the close of business on December 12, 1997, the record date, are entitled to vote on the matters listed in this Notice of Annual Meeting.

     All stockholders are cordially invited to attend the Annual Meeting in person. However, to assure your representation at the Annual Meeting, you are urged to sign and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the Annual Meeting may vote in person even if he or she has returned a proxy.

                              By Order Of The Board Of Directors
                                of Rambus Inc.

                              Gary G. Harmon

                              Vice President, Finance, Chief Financial Officer and Secretary

Mountain View, California
December 30, 1997

          WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN,
                 DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY
                      AS POSSIBLE IN THE ENCLOSED ENVELOPE

                                  RAMBUS INC.
                                PROXY STATEMENT
                                      FOR
                      1998 ANNUAL MEETING OF STOCKHOLDERS

                               TABLE OF CONTENTS

                                                                                     PAGE
                                                                                     ----
PROCEDURAL MATTERS...................................................................   1
        General......................................................................   1
        Voting at the Annual Meeting; Record Date....................................   1
        Quorum; Required Vote........................................................   1
        Proxies......................................................................   2
        Expenses of Solicitation.....................................................   2
        Procedure for Submitting Stockholder Proposals...............................   3

PROPOSAL ONE:  ELECTION OF DIRECTORS.................................................   4
        General......................................................................   4
        Nominees for Class I Directors...............................................   4
        Information Regarding Nominees and Other Directors...........................   5
        Board Meetings and Committees................................................   7
        Director Compensation........................................................   7

PROPOSAL TWO:  RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS...................   9
        Required Vote................................................................   9

SHARE OWNERSHIP BY PRINCIPAL STOCKHOLDERS AND MANAGEMENT.............................  10

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT....................................  12

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION..........................  12

EXECUTIVE OFFICER COMPENSATION.......................................................  13
        Executive Officers of the Company............................................  13
        Summary Compensation Table...................................................  15
        Option Grants in Last Fiscal Year............................................  15
        Aggregate Option Exercises in Fiscal 1997 and Fiscal Year-End Option Values..  16
        Employment Agreements........................................................  16

CERTAIN TRANSACTIONS.................................................................  17

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS.......................  17
        Compensation Philosophy and Policies.........................................  18
        Elements of Compensation.....................................................  18
        Fiscal 1997 Executive Compensation...........................................  19
        Fiscal 1997 Chief Executive Officer Compensation.............................  19

COMPANY STOCK PRICE PERFORMANCE GRAPH................................................  20

OTHER MATTERS........................................................................  21

                                  RAMBUS INC.

                                --------------

                                PROXY STATEMENT
                                      FOR
                      1998 ANNUAL MEETING OF STOCKHOLDERS

                                --------------

                              PROCEDURAL MATTERS

 GENERAL

     This Proxy Statement is being furnished to holders of common stock, par value $0.001 per share (the "Common Stock"), of Rambus Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of the Company's Stockholders (the "Annual Meeting") to be held on Friday, January 30, 1998 at 9:00 a.m., local time, and at any adjournment or postponement thereof, for the purpose of considering and acting upon the matters set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Holiday Inn, 625 El Camino Real, Palo Alto, California 94301. The telephone number at the Holiday Inn is (650) 328-2800. The Company's headquarters are located at 2465 Latham Street, Mountain View, California 94040, and the telephone number at that location is (650) 903-3800.

     This Proxy Statement and the accompanying form of proxy are first being mailed on or about December 30, 1997, together with the Company's 1997 Annual Report to Stockholders (which includes the Company's 10-K for its 1997 fiscal year), to all holders of Common Stock entitled to vote at the Annual Meeting. Stockholders may obtain, for the cost of copying, a copy of any exhibits to the Company's 10-K by writing to the Secretary of the Company at the Company's headquarters.

 VOTING AT THE ANNUAL MEETING; RECORD DATE

     Only holders of record of the Company's Common Stock at the close of business on December 12, 1997 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. Such stockholders are entitled to cast one vote for each share of Common Stock held as of the Record Date on all matters properly submitted for the vote of stockholders at the Annual Meeting. As of the Record Date, there were 22,571,742 shares of the Company's Common Stock outstanding and entitled to be voted at the Annual Meeting. No shares of Preferred Stock were outstanding. For information regarding security ownership by management and by the beneficial owners of more than 5% of the Company's Common Stock, see "Share Ownership by Principal Stockholders and Management."

 QUORUM; REQUIRED VOTE

     The presence, in person or by proxy, of at least a majority of the total number of outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Stockholders' votes will be tabulated by persons appointed by the Board of

Directors to act as inspectors of election for the Annual Meeting. While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions in the counting of votes, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of shares entitled to vote. In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. In a 1988 Delaware case, Berlin v. Emerald Partners, the Delaware Supreme Court held that, while broker non-votes may be counted for purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes should not be counted for purposes of determining the number of shares entitled to vote with respect to the particular proposal on which the broker has expressly not voted. In the election of directors, the three nominees who receive the greatest number of votes will be elected, and therefore abstentions and broker non-votes will have no effect on the outcome of the election of directors.
There are no cumulative voting rights in the election of directors.

 PROXIES

     All shares entitled to vote and represented by properly executed proxies received prior to the Annual Meeting, and not revoked, will be voted at the Annual Meeting in accordance with the instructions indicated on those proxies. If no instructions are indicated on a properly executed proxy, the shares represented by that proxy will be voted as recommended by the Board of Directors. If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in the enclosed proxy and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. The Company does not currently anticipate that any other matters will be raised at the Annual Meeting.

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. A proxy may be revoked (i) by filing with the Secretary of the Company, at or before the taking of the vote at the Annual Meeting, a written notice of revocation or a duly executed proxy, in either case later dated than the prior proxy relating to the same shares or (ii) by attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not of itself revoke a proxy). Any written notice of revocation or subsequent proxy must be received by the Secretary of the Company prior to the taking of the vote at the Annual Meeting. Such written notice of revocation or subsequent proxy should be hand delivered to the Secretary of the Company or should be sent so as to be delivered to Rambus Inc., 2465 Latham Street, Mountain View, CA 94040, Attention: Secretary.

 EXPENSES OF SOLICITATION

     All expenses of this solicitation, including the cost of preparing and mailing this Proxy Statement, will be borne by the Company. The Company may reimburse brokerage firms, custodians, nominees, fiduciaries and other persons representing beneficial owners of Common Stock for their reasonable expenses in forwarding solicitation material to such beneficial owners. Directors, officers and employees of the Company may also solicit proxies in person or by telephone, telegram, letter, facsimile or other means of communication. Such directors, officers and employees will not be additionally compensated, but they may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. In addition, the Company has retained Corporate Investor

Communications, Inc. to assist in the solicitation of proxies at an estimated fee of $1,500, plus reimbursement of reasonable out-of-pocket expenses.

 PROCEDURE FOR SUBMITTING STOCKHOLDER PROPOSALS

     Stockholders may present proper proposals for inclusion in the Company's proxy statement and for consideration at the next annual meeting of its stockholders by submitting their proposals in writing to the Secretary of the Company in a timely manner. In order to be included in the Company's proxy materials for the 1999 annual meeting of stockholders, stockholder proposals must be received by the Secretary of the Company no later than September 1, 1998, and must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     In addition, the Company's Bylaws establish an advance notice procedure with regard to certain matters, including stockholder proposals not included in the Company's proxy statement, to be brought before an annual meeting of stockholders. For nominations or other business to be properly brought before the meeting by a stockholder, such stockholder must provide written notice delivered to the Secretary of the Company 90 days in advance of the annual or special meeting, which notice must contain specified information concerning the matters to be brought before such meeting and concerning the stockholder proposing such matters. In the event that less than 100 days notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the tenth day following the earlier of the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A copy of the full text of the Bylaw provisions discussed above may be obtained by writing to the Secretary of the Company. All notices of proposals by stockholders, whether or not included in the Company's proxy materials, should be sent to Rambus Inc., 2465 Latham Street, Mountain View, CA 94040, Attention: Secretary.

                                  PROPOSAL ONE
                             ELECTION OF DIRECTORS

 GENERAL

     The Company's Board of Directors is currently comprised of six members who are divided equally into two classes with overlapping two-year terms. A director serves in office until his or her respective successor is duly elected and qualified or until his or her earlier death or resignation. Any additional directorships resulting from an increase in the number of directors will be distributed among the two classes so that, as nearly as possible, each class will consist of an equal number of directors.

 NOMINEES FOR CLASS I DIRECTORS

     Three Class I directors are to be elected at the Annual Meeting for a two-year term ending in 2000. The Board of Directors has nominated BRUCE DUNLEVIE, CHARLES GESCHKE and MARK HOROWITZ for re-election as Class I directors. Unless otherwise instructed, the persons named in the enclosed proxy intend to vote proxies received by them for the re-election of Messrs. Dunlevie, Geschke and Horowitz. The Company expects that each of Messrs. Dunlevie, Geschke and Horowitz will accept such nomination; however, in the event that Mr. Dunlevie, Dr. Geschke or Dr. Horowitz is unable or declines to serve as a director at the time of the Annual Meeting, proxies will be voted for a substitute nominee or nominees designated by the present Board of Directors. The term of office of the persons elected as directors will continue until such directors' term expires in 2000 or until such directors' respective successor has been elected and qualified.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES LISTED ABOVE.

 INFORMATION REGARDING NOMINEES AND OTHER DIRECTORS

     Set forth below is certain information regarding the nominees for Class I directors and each other director of the Company whose term of office continues after the Annual Meeting.

           NOMINEES FOR CLASS I DIRECTORS FOR A TERM EXPIRING IN 2000

NAME               AGE             PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE
----               ---             --------------------------------------------
Bruce Dunlevie....  41  Mr. Dunlevie has served as a director of the Company since its founding in March 1990.  He has been a member of the venture capital firm Benchmark Capital since April 1996, and a general partner of the venture capital firm Merrill, Pickard, Anderson &
                        Eyre since 1989.  Mr. Dunlevie also served as Vice President and
                        General Manager of the Personal Computer Systems Division of
                        Everex Systems, a personal computer manufacturer.  He holds a
                        B.A. degree in History from Rice University and an M.B.A. from
                        Stanford University.  Mr. Dunlevie also serves as a director of
                        Geoworks, an operating systems software company, and several privately held companies.

Charles Geschke...  58  Dr. Geschke has served as a director of the Company since
                        February 1996. He is a co-founder of Adobe Systems
                        Incorporated, a software company, and has served as a director of that company since 1982, Chief Operating Officer from 1986 to
                        1995, President since 1989 and Chairman since 1997.  Prior to
                        1982, Dr. Geschke held various positions with Xerox's Palo Alto
                        Research Center, including Manager of the Imaging Sciences
                        Laboratory.  He holds an A.B. degree in Classics and an M.S.
                        degree in Mathematics from Xavier University of Ohio, and
                        received his Ph.D. in Computer Science from Carnegie-Mellon
                        University.  Dr. Geschke also serves as a director of a privately held company.

Mark Horowitz.....  40  Dr. Horowitz has served as a director since co-founding the
                        Company in March 1990 and as Vice President from March 1990 to May 1994 and currently continues to serve in a part-time capacity as a member of the technical staff.  Dr. Horowitz has taught at Stanford University since 1984 where he is currently professor of Electrical Engineering.  He holds B.S. and M.S.
                        degrees in Electrical Engineering from Massachusetts Institute of
                        Technology and received his Ph.D. in Electrical Engineering from
                        Stanford University.

            INCUMBENT CLASS II DIRECTORS WHOSE TERMS EXPIRE IN 1999

NAME                   AGE              PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE
----                   ---              --------------------------------------------
William Davidow......   62  Dr. Davidow has served as Chairman of the Board of Directors since the Company was founded in March 1990.  Since 1985,
                            Dr. Davidow has been a general partner of Mohr, Davidow
                            Ventures, a venture capital firm.  From 1973 to 1985, he held a number of management positions at Intel Corporation, including
                            Senior Vice President of Marketing and Sales, Vice President of
                            the Microcomputer Division and Vice President of the
                            Microcomputer Systems Division.  Dr. Davidow holds A.B. and
                            M.S. degrees in Electrical Engineering from Dartmouth College and a Ph.D. in Electrical Engineering from Stanford University.  He also serves as a director of Vantive Corporation and Power
                            Integrations, Inc. and several privately held companies.

P. Michael Farmwald..   43  Mr. Farmwald has served as a director of the Company since co-founding the Company in  March 1990, and as Vice President and Chief Scientist from March 1990 to November 1993.  He
                            co-founded Chromatic Research Inc., a privately held developer of media processors for the PC industry, in November 1993, where he currently holds the title of Visionary and serves as a director.
                            From 1988 to 1989, Dr. Farmwald was an associate professor of
                            Electrical and Computer Engineering at the University of Illinois.
                            In 1986, he co-founded FTL which merged that year with MIPS.
                            From 1986 to 1988, Dr. Farmwald was Chief Scientist for High
                            End Systems at MIPS. Dr. Farmwald holds a B.S. degree in
                            Mathematics from Purdue University and a Ph.D. in Computer
                            Science from Stanford University.  He also serves as a director of a privately held company.

Geoff Tate...........   43  Mr. Tate has served as President, Chief Executive Officer and
                            Director since joining the Company in May 1990.  From February
                            1989 to January 1990, Mr. Tate served as Senior Vice President and Corporate Officer, Microprocessor and Peripherals with
                            Advanced Micro Devices, Inc. ("AMD"), a semiconductor
                            manufacturer.  From 1979 to 1989, Mr. Tate served in various marketing and product line management positions with AMD.
                            Mr. Tate holds a B.S. degree in Computer Science from the
                            University of Alberta and an M.B.A. from the Harvard Graduate
                            School of Business Administration.

BOARD MEETINGS AND COMMITTEES

     During fiscal 1997, the Board of Directors held seven meetings (including regularly scheduled and special meetings), and no incumbent directors attended fewer than 75% of the total number of meetings of the Board of Directors and the committees, if any, of which he was a member. Certain matters approved by the Board of Directors were approved by unanimous written consent.

     The Board of Directors currently has three standing committees: an Audit Committee, a Compensation Committee and a Stock Option Committee. The Company has no nominating committee or committee performing a similar function. The Audit Committee and the Compensation Committee currently consist of William Davidow, Bruce Dunlevie and Charles Geschke. The Stock Option Committee currently consists of one member, Mr. Tate.

   Audit Committee. The Audit Committee, which met one time during 1997, makes such examinations as are necessary to monitor the corporate financial reporting and the internal and external audits of the Company, provides to the Board the results of its examinations and recommendations derived therefrom, outlines to the Board improvements made, or to be made, in internal accounting controls, nominates independent auditors, and provides such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that require Board attention.

   Compensation Committee. The Compensation Committee, which met three times during 1997, reviews and makes recommendations to the Board of Directors regarding all forms of compensation to be provided to the executive officers and directors of the Company, including stock compensation and loans, and all bonus and stock compensation to all employees. Certain matters were approved by the Compensation Committee by unanimous written consent.

   Stock Option Committee. The Stock Option Committee, which was established in February 1997, has the authority (subject to limitations, if any, which may be established by the Company's Board of Directors) to administer the issuance of stock options under the Company's 1997 Stock Plan (the "Stock Plan"), of up to 25,000 shares per employee per year, other than executive officers.

DIRECTOR COMPENSATION

     Board members do not receive any cash fees for their service on the Board or any Board committee, but they are entitled to reimbursement of all reasonable out-of-pocket expenses incurred in connection with their attendance at Board and Board committee meetings. All Board members are eligible to receive stock options pursuant to the discretionary option grant program in effect under the Stock Plan. The Stock Plan also provides for an automatic grant of an option to purchase 10,000 shares of Common Stock (the "First Option") to each non-employee director who becomes a non-employee director after the effective date of the Stock Plan provided that an employee director who becomes a non-employee director is not eligible for the First Option. In addition, each non-employee director is automatically granted an option to purchase 5,000 shares (a "Subsequent Option") on October 1 of each year provided he or she is then a non-employee director and, provided further, that on such date he or she has served on the Board for at least six months. In February 1997, Dr. Davidow, Mr. Dunlevie and Dr. Geschke were granted options for the purchase of 10,000 shares, 35,000 shares and 10,000 shares of Common Stock, respectively, at an exercise price of $8.00 per share. On October 1, 1997,

Dr. Davidow, Mr. Dunlevie and Dr. Geschke were each granted a Subsequent Option to purchase 5,000 shares of Common Stock with an exercise price equal to the closing price of the Company's Common Stock.

                                  PROPOSAL TWO
              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has appointed Coopers & Lybrand L.L.P. as independent auditors of the Company to audit the consolidated financial statements of the Company for the fiscal year ending September 30, 1998, and has determined that it would be desirable to request that the stockholders ratify such appointment.

     Coopers & Lybrand L.L.P. has audited the Company's financial statements since 1991. A representative of Coopers & Lybrand L.L.P. is expected to be present at the Annual Meeting with the opportunity to make a statement if he or she desires to do so, and is expected to be available to respond to appropriate questions.

REQUIRED VOTE

     Although stockholder approval is not required for the appointment of Coopers & Lybrand L.L.P. since the Board of Directors has the responsibility for selecting auditors, the Board of Directors has conditioned its appointment of the Company's independent auditors upon the receipt of the affirmative vote of a majority of the votes duly cast at the Annual Meeting. In the event that the stockholders do not approve the selection of Coopers & Lybrand L.L.P., the Board of Directors will reconsider its selection.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

           SHARE OWNERSHIP BY PRINCIPAL STOCKHOLDERS AND MANAGEMENT

     Under the proxy rules of the Securities and Exchange Commission, a person who directly or indirectly has or shares voting power or investment power with respect to a security is considered a beneficial owner of the security. Voting power is the power to vote or direct the voting of shares, and investment power is the power to dispose of or direct the disposition of shares. Shares as to which voting power or investment power may be acquired within 60 days are also considered as beneficially owned under the proxy rules.

     The following table sets forth certain information as of December 1, 1997, regarding beneficial ownership of the Company's Common Stock by (i) each person who is known to the Company to own beneficially more than five percent of the Company's Common Stock, (ii) each director and each nominee for election as a director of the Company, (iii) each executive officer named in the Summary Compensation Table set forth in this Proxy Statement, and (iv) all current directors and current executive officers of the Company as a group. The information on beneficial ownership in the table and the footnotes thereto is based upon the Company's records and the most recent Schedule 13D or 13G filed by each such person or entity and information supplied to the Company by such person or entity. Unless otherwise indicated, each person has sole voting power and sole investment power with respect to the shares shown.

                                                                     NUMBER OF SHARES      PERCENTAGE OF
                                                                       BENEFICIALLY     SHARES BENEFICIALLY
NAME OR GROUP OF BENEFICIAL OWNERS                                       OWNED (1)           OWNED (1)
----------------------------------                                    ---------------   --------------------
Merrill, Pickard, Anderson & Eyre V, L.P. (2)......................         1,776,516                   7.9%
 2480 Sand Hill Road, Suite 200
 Menlo Park, CA  94025
Mohr, Davidow Ventures II (3)......................................         1,631,516                   7.2
 2775 Sand Hill Road, Suite 240
 Menlo Park, CA  94025
The Goldman Sachs Group, L.P. (4)..................................         1,270,588                   5.6
 85 Broad Street, 19th Floor
 New York, NY  10004
Geoff Tate (5).....................................................         1,107,789                   4.9
Gary Harmon (6)....................................................           152,885                   0.7
David Mooring (7)..................................................           207,973                   0.9
Allen Roberts (8)..................................................           374,409                   1.6
Subodh Toprani (9).................................................           185,713                   0.8
William Davidow (10)...............................................         1,734,746                   7.7
Bruce Dunlevie (11)................................................         1,846,589                   8.2
P. Michael Farmwald................................................         1,467,734                   6.5
Charles Geschke(12)................................................            66,875                   0.3
Mark Horowitz......................................................           871,529                   3.9

All directors and executive officers as a group (12 persons) (13)..         8,175,409                  35.6
                                                                            ---------                  ----

---------------
(1) Number of shares beneficially owned and percentage of shares beneficially owned are based on: 22,569,542 shares outstanding as of December 1, 1997. Unless otherwise indicated below, the persons and entities named in the table have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws where applicable. All shares subject to options are currently exercisable and are deemed to be outstanding and to be beneficially owned by the person holding such options for the purpose of computing the percentage ownership of such person, but are not deemed to be outstanding and to be beneficially owned for the purpose of computing the percentage ownership of any other person.

 (2) Bruce W. Dunlevie, a director of the Company, is a general partner of MPAE V Management Co. which is a general partner of Merrill, Pickard, Anderson & Eyre V, L.P. and is deemed to have voting and investment power with respect to such shares. See footnote 11 below.

 (3) William Davidow, a director of the Company, is a general partner of WHD/LGM Partners which is a general partner of Mohr, Davidow Ventures II and is deemed to have voting and investment power with respect to such shares. See footnote 10 below.

 (4) Represents stock owned by certain investment partnerships, of which affiliates of The Goldman Sachs Group, L.P. ("GS Group") are the general partner, managing general partner or investment manager. GS Group disclaims beneficial ownership of the shares owned by such investment partnerships to the extent attributable to partnership interests therein held by persons other than GS Group and its affiliates. Each of such investment partnerships shares voting and investment power with certain of its respective affiliates. No person affiliated with the Company is affiliated with GS Group and its affiliates.

 (5) Includes 75,000 shares subject to options exercisable within 60 days of December 1, 1997 of which no shares were vested as of December 1, 1997 and 75,000 shares were unvested and subject to a right of repurchase in favor of the Company which lapses over time. Also includes 15,000 shares held of record by Mr. Tate's wife, Colleen Thygesen Tate, as Trustee for their children. At December 1, 1997, 120,000 shares held by Mr. Tate were subject to a right of repurchase in favor of the Company which lapses over time.

 (6) Includes 30,500 shares subject to options exercisable within 60 days of December 1, 1997 of which no shares were vested as of December 1, 1997 and 30,500 shares were unvested and subject to a right of repurchase in favor of the Company which lapses over time. At December 1, 1997, 8,334 shares held by Mr. Harmon were subject to a right of repurchase in favor of the Company which lapses over time.

 (7) At December 1, 1997, 103,584 shares held by Mr. Mooring were subject to a right of repurchase in favor of the Company which lapses over time.

 (8) Includes 130,500 shares subject to options exercisable within 60 days of December 1, 1997 of which 9,895 shares were vested as of December 1, 1997 and 120,605 shares were unvested and subject to a right of repurchase in favor of the Company which lapses over time.

 (9) Includes 60,500 shares subject to options exercisable within 60 days of December 1, 1997 of which 5,000 shares were vested as of December 1, 1997 and 55,500 shares were unvested and subject to a right of repurchase in favor of the Company which lapses over time.

(10) Includes all shares held by Mohr, Davidow Ventures II. See footnote 3 above. Mr. Davidow, as a general partner of WHD/LGM Partners, is deemed to have voting and investment power with respect to such Shares. Includes 8,125 shares which were unvested and subject to a right of repurchase in favor of the Company which lapses over time.

(11) Includes all shares held by entities affiliated with MPAE V Management Co. See footnote 2 above. Mr. Dunlevie, as a general partner of MPAE V Management Co., may be deemed to beneficially own such shares, but Mr. Dunlevie disclaims beneficial ownership of all such shares except to the extent of his pecuniary interest therein. Also includes (i) 35,000 shares subject to options exercisable within 60 days of December 1, 1997, of which 26,875 shares were vested as of December 1, 1997 and 8,125 shares were unvested and subject to a right of repurchase in favor of the Company which lapses over time and (ii) 8,000 shares held of record by Mr. Dunlevie as trustee for his children.

(12) Includes 31,875 shares held of record by The Geschke Family Trust Dated 9/25/87, and 25,000 shares subject to options exercisable within 60 days of December 1, 1997 of which 10,937 shares were vested as of December 1, 1997 and 14,063 shares were unvested and subject to a right of repurchase in favor of the Company which lapses over time.

(13) Includes 405,667 shares subject to options exercisable within 60 days of December 1, 1997 of which 57,811 shares were vested as of December 1, 1997 and 347,856 shares were unvested and subject to a right of repurchase in favor of the Company which lapses over time. At December 1, 1997, 276,502 shares held by such persons were subject to a right of repurchase in favor of the Company which lapses over time.

               COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     Section 16(a) of the Exchange Act ("Section 16(a)") requires the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities ("10% Stockholders"), to file reports of ownership on a Form 3 and changes in ownership on a Form 4 or a Form 5 with the SEC and The Nasdaq Stock Market, Inc. Such executive officers, directors and 10% Stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms that they file.

     Based solely on its review of the copies of such forms received by the Company, or written representations from certain reporting persons that no Forms 5 were required for such persons, the Company believes that, during fiscal 1997, its executive officers, directors and 10% Stockholders complied with all applicable Section 16(a) filing requirements, except that (i) one late report was filed for each of James Anderson, Bruce Dunlevie, P. Michael Farmwald, Steven Merrill and Andrew Rachleff relating to the beneficial ownership of shares of the Company's Common Stock by such persons through their general partner interest in MPAE Equity Partners, (ii) one report was filed for Takahiro Kamo correcting the initial filing for Mr. Kamo, and (iii) one report was filed for Johnathan Feiber relating to the acquisition of shares of the Company's Common Stock by the Feiber-Buhr Family Trust u/d/t dated 10/27/97.


          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee is currently comprised of Dr. Davidow, Mr. Dunlevie and Dr. Geschke. No interlocking relationship exists between any member of the Company's Compensation Committee and any member of any other company's board of directors or compensation committee, nor has any such interlocking relationship existed in the past. No member of the Compensation Committee is or was formerly an officer or an employee of the Company.

                        EXECUTIVE OFFICER COMPENSATION

EXECUTIVE OFFICERS OF THE COMPANY

     The executive officers of the Company and their ages and positions as of September 30, 1997, are as follows:

      NAME        AGE                           POSITION
----------------  ---  --------------------------------------------------------------
Geoff Tate         43  President, Chief Executive Officer and Director
Gary Harmon        59  Vice President, Finance, Chief Financial Officer and Secretary
Ed Larsen          45  Vice President, Human Resources
David Mooring      38  Vice President and General Manager, Personal Computer Division
Allen Roberts      41  Vice President and General Manager, Memory and Technology Division
Subodh Toprani     43  Vice President and General Manager, Logic Products Division
Takahiro Kamo      62  Chairman, Rambus K.K.

     The Company's executive officers are appointed by, and serve at the discretion of, the Board of Directors. There is no family relationship between any executive officer or director of the Company.

     Geoff Tate has served as President, Chief Executive Officer and Director since joining the Company in May 1990. From February 1989 to January 1990, Mr. Tate served as Senior Vice President and Corporate Officer, Microprocessor and Peripherals with Advanced Micro Devices, Inc. ("AMD"), a semiconductor manufacturer. From 1979 to 1989, Mr. Tate served in various marketing and product line management positions with AMD. Mr. Tate holds a B.S.. degree in Computer Science from the University of Alberta and an M.B.A. from the Harvard Graduate School of Business Administration.

     Gary Harmon has served as Vice President, Finance, Chief Financial Officer and Secretary since joining the Company in March 1993. From November 1992 to March 1993, Mr. Harmon was an independent consultant. From April 1992 to November 1992, he served as Senior Vice President, Finance and Chief Financial Officer for Novellus Systems Inc., a manufacturer of semiconductor equipment. From October 1991 to March 1992, he served as Executive Vice President, Finance and Chief Financial Officer of Digital Microwave Inc., a manufacturer of telecommunications equipment. From 1989 to 1991, Mr. Harmon served as Executive Vice President, Finance and Chief Financial Officer and was a co-founder of International Golf Partners, a golf course development company. From 1970 to 1989, Mr. Harmon served in various positions with electronics manufacturer Avantek, Inc., including Senior Vice President, Finance, Secretary and director. Mr. Harmon holds a B.S. degree in Electrical Engineering from Stanford University and an M.B.A. from the Harvard Graduate School of Business Administration.

     Ed Larsen has served as Vice President, Human Resources, since joining the Company in September 1996. From May 1995 to August 1996, he served as Director, Human Resources for Cirrus Logic, Inc., a semiconductor manufacturer. From June 1991 to July 1993 and May 1994 to May 1995, Mr. Larsen was an independent consultant. From July 1993 to April 1994, he served as Director, Human Resources for Zilog, Inc., a semiconductor manufacturer. Mr. Larsen has also held various human resources positions with VLSI Technology and Motorola. Mr. Larsen holds a B.S. degree in Business Administration from the University of Minnesota.

     David Mooring joined the Company in February 1991 as Vice President, Marketing and Sales. He served as Vice President, Business Development from May 1994 to March 1997, when he became Vice President and General Manager of the Personal Computer Division. From 1989 to 1991, he served as Vice President of Marketing and Sales at Vitesse Semiconductor, Inc., a semiconductor manufacturer. From 1980 to 1989, Mr. Mooring held various marketing and sales positions at Intel Corporation. Mr. Mooring holds a B.S. degree in Economics from the University of Santa Clara, an M.B.A. from Pepperdine University and an M.S. degree in Computer Engineering from the University of Southern California.

     Allen Roberts joined the Company in February 1991 as Vice President, Engineering. In March 1997, he became Vice President and General Manager of the Memory and Technology Division. In 1986, he co-founded FTL which merged that year with MIPS Computer Systems, Inc. ("MIPS"). He served as Director of High-End Engineering at MIPS from 1986 until 1991. Mr. Roberts has also held various engineering positions at E1xsi Inc., Infotek Systems and the Jet Propulsion Laboratory. Mr. Roberts holds a B.S. degree in Electrical Engineering from Stanford University.

     Subodh Toprani joined the Company in May 1994 as Vice President, Marketing. In March 1997, he became Vice President and General Manager of the Logic Products Division. From February 1992 to April 1994, Mr. Toprani served as Director of Marketing and Systems Engineering with the Personal Computer Products Division of AMD. From 1982 to 1992, Mr. Toprani served in various field engineering and marketing positions with AMD. He has also held various engineering positions with Bally Manufacturing Corp., a manufacturer of gaming and leisure equipment, and Gaming Devices Inc., a manufacturer of gaming equipment. Mr. Toprani holds a B.S. degree in Physics from St. Xavier's College of Bombay and B.S. and M.S. degrees in Electrical Engineering from the Illinois Institute of Technology.

     Takahiro "Tom" Kamo is an independent consultant and has served as Chairman of the Company's Japanese subsidiary, Rambus K.K., since June 1991. In 1974, Mr. Kamo established Intel Corporation's Japanese subsidiary, Intel Japan K.K., and served as its President and Vice Chairman. In 1988, he was elected Chairman of Intel Japan K.K. and served in this capacity until his retirement in 1990. In 1963, Mr. Kamo co-founded Tokyo Electron Laboratories ("TEL"), a Japanese importer/exporter of electronic products. He later founded TEL Engineering, a subsidiary of TEL involved in the design and manufacturing of semiconductor production equipment, where he served as President until 1974. Mr. Kamo holds a B.S. degree in Electrical Engineering from Waseda University in Tokyo.

SUMMARY COMPENSATION TABLE

     The following table sets forth certain summary information regarding the compensation of the Company's Chief Executive Officer and each of the other four most highly compensated executive officers (collectively, the "Named Executive Officers") whose annual compensation (salary and bonus) for services rendered in all capacities to the Company exceeded $100,000 for the fiscal years ended September 30, 1996 and 1997:

                                                                        LONG-TERM
                                                                      COMPENSATION
                                                                         AWARDS
                                                                       -----------
                                                ANNUAL COMPENSATION    SECURITIES
                                                --------------------   UNDERLYING       ALL OTHER
     NAME AND PRINCIPAL POSITION          YEAR   SALARY    BONUS (1)   OPTIONS (#)   COMPENSATION (2)
---------------------------------------   ----  ---------  ---------  -------------  ----------------
Geoff Tate............................    1997   $215,000   $52,039         75,000            $1,920
 President and Chief Executive Officer    1996    215,000    32,789                            2,656
Gary Harmon...........................    1997    154,425    39,560         10,000             1,630
 Vice President, Finance and Chief        1996    154,425    28,189          6,500             1,684
 Financial Officer
David Mooring.........................    1997    170,250    58,302         20,000             1,920
 Vice President, Business Development     1996    149,705    53,424         11,500             2,047
Allen Roberts.........................    1997    178,266    44,390         20,000             1,918
 Vice President, Engineering              1996    178,266    26,235         15,500             2,409
Subodh Toprani........................    1997    165,000    34,487         10,000             1,920
 Vice President, Marketing                1996    165,000    24,721         10,500             2,331

------------
(1) Earned for services during year.
(2) Consists of group term life insurance premiums paid by the Company.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth certain information regarding stock options granted to each of the Named Executive Officers for the fiscal year ended September 30, 1997.

                                  INDIVIDUAL GRANTS (1)
                  -----------------------------------------------------    POTENTIAL REALIZABLE VALUE AT
                  NUMBER OF        % OF                                       ASSUMED ANNUAL RATES OF
                  SECURITIES   TOTAL OPTIONS                                 STOCK PRICE APPRECIATION
                  UNDERLYING    GRANTED TO       EXERCISE                       FOR OPTION TERM (2)
                   OPTIONS     EMPLOYEES IN        PRICE      EXPIRATION  -------------------------------
                   GRANTED    FISCAL YEAR (3)  PER SHARE (4)     DATE            5%             10%
                  ----------  ---------------  -------------  ----------  ---------------  --------------
Geoff Tate......      75,000            5.68%         $5.00     11/13/06        $235,835        $597,653
Gary Harmon.....      10,000            0.76           5.00     11/13/06          31,445          79,687
David Mooring...      20,000            1.51           5.00     11/13/06          62,889         159,374
Allen Roberts...      20,000            1.51           5.00     11/13/06          62,889         159,374
Subodh Toprani..      10,000            0.76           5.00     11/13/06          31,445          79,687

------------
(1) Each of the options listed in the table was granted on November 13, 1996 and is immediately exercisable. The shares purchasable thereunder are subject to repurchase by the Company at the original exercise price paid per share upon the optionee's cessation of service prior to vesting in such shares. The repurchase right lapses and the optionee vests in the shares subject to, or issued upon exercise of, the options in monthly installments over the year beginning January 1, 2000. Mr. Tate's options vest in monthly installments over two years beginning January 1, 1999.

(2) Potential realizable value is based on the assumption that the Common Stock of the Company appreciates at the annual rate shown (compounded annually) from the date of grant until the expiration of the ten year term. These numbers are calculated based on Securities and Exchange Commission requirements and do not reflect the Company's estimate of future stock price growth.
(3) The Company granted options to purchase 1,321,600 shares of Common Stock to all employees during fiscal 1997.
(4) Options were granted at an exercise price equal to the fair market value of the Company's Common Stock, as determined by the Board of Directors.

 AGGREGATE OPTION EXERCISES IN FISCAL 1997 AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth for each of the Named Executive Officers the shares acquired and the value realized on each exercise of stock options during the year ended September 30, 1997 and the year-end number and value of exercisable and unexercisable options:

                                              NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                             UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                    SHARES                   OPTIONS AT 9/30/97 (1)             AT 9/30/97 (2)
                   ACQUIRED      VALUE     --------------------------  ----------------------------------
     NAME         ON EXERCISE   REALIZED   EXERCISABLE  UNEXERCISABLE  EXERCISABLE      UNEXERCISABLE
----------------  -----------  ----------  -----------  -------------  -----------  ---------------------
Geoff Tate......      711,289  $4,802,571           --         75,000           --            $3,796,875
Gary Harmon.....       70,000     402,500           --         30,500           --             1,613,063
David Mooring...      196,500   1,148,300           --             --           --                    --
Allen Roberts...      225,000   1,412,750       73,698        126,802   $4,063,253             6,834,309
Subodh Toprani..       20,000     152,000           --         60,500           --             3,258,813

---------
(1) Although each option is immediately exercisable for all the option shares, any shares purchased under the option are subject to repurchase by the Company, at the exercise price paid per share, in the event the optionee ceases to provide services to the Company prior to vesting in those shares. Accordingly, the table reflects such option shares as to which the repurchase right has lapsed under the "exercisable" column and such option shares subject to the repurchase right under the "unexercisable" column.
(2) Market value of underlying securities based on the closing price of the Company's Common Stock on September 30, 1997 (the last trading day of fiscal 1997) on the Nasdaq National Market of $55.63 minus the exercise price.

EMPLOYMENT AGREEMENTS

     None of the Company's executive officers has employment or severance agreements with the Company.

                              CERTAIN TRANSACTIONS

     Rambus Partners. In September 1992, the Company entered into agreements to pay certain cash amounts to its founders for certain patent rights and technology. The total amounts paid to the founders under these agreements were approximately $244,000 in each of the fiscal years 1997, 1996 and 1995.

     Loans to Officers. In February 1997, in connection with the exercise of options to purchase shares of the Company's Common Stock by Geoff Tate, David Mooring and Ed Larsen, the Company provided full recourse loans to such executive officers in the aggregate principal amounts of $160,000, $198,250 and $200,000, respectively. The loans bear interest at an annual rate of 12.0%, are evidenced by promissory notes and are secured by a pledge of an aggregate of 400,000, 114,000 and 40,000 shares, respectively. Principal and all accrued interest on the loans are due in September 1998. Mr. Tate and Mr. Mooring paid such promissory notes in full in September 1997.

     Chromatic Research Inc. In February 1994, the Company licensed its interface technology to Chromatic Research, Inc. ("Chromatic"), a multimedia processor design company. Under the terms of the license, Rambus received 626,053 shares of Chromatic Series B Preferred Stock. In December 1997, the Company received an additional 142,857 shares of Chromatic Series I Preferred Stock in return for an investment in Chromatic of $1,000,000. As of the Series I financing, Rambus' ownership interest represented approximately 2.7% of the outstanding shares of Chromatic. Chromatic was formed in May 1993 by, among others, Dr. Farmwald who continues to serve as a director of, and consultant to, Chromatic. Investors in Chromatic include affiliates of Mohr, Davidow Ventures, Merrill, Pickard, Anderson & Eyre and Kleiner, Perkins, Caufield & Byers. Dr. Davidow and Mr. Dunlevie also serve on the Board of Directors of Chromatic.

     The Company believes that all related-party transactions described above were on terms no less favorable than could have been otherwise obtained from unrelated third parties. All future transactions between the Company and its executive officers, directors and principal stockholders will be approved by a majority of the independent and disinterested members of the Board of Directors and will be on terms no less favorable than could be obtained from unrelated third parties.


         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

     The Compensation Committee of the Board of Directors (the "Committee") consists of directors William Davidow, Bruce Dunlevie and Charles Geschke, none of whom are employees or officers of the Company. The Committee sets policy and administers the Company's cash and equity incentive programs for the purpose of attracting and retaining highly skilled executives who will promote the Company's business goals and build long-term stockholder value. The Committee is also responsible for reviewing and making recommendations to the Board of Directors regarding all forms of compensation to be provided to the executive officers of the Company, including stock compensation and loans.

COMPENSATION PHILOSOPHY AND POLICIES

     The policy of the Committee is to attract and retain key personnel through the payment of competitive base salaries and to encourage and reward performance through bonuses and stock ownership. The Committee's objectives are to:

     . ensure that there is an appropriate relationship between executive compensation and the creation of stockholder value;

     . ensure that the total compensation program will motivate, retain and attract executives of outstanding abilities; and

     . ensure that current cash and equity incentive opportunities are competitive with comparable companies.

ELEMENTS OF COMPENSATION

     Compensation for officers and key employees includes both cash and equity elements.

     Cash compensation consists of base salary, which is determined on the basis of the level of responsibility, expertise and experience of the employee and competitive conditions in the industry. In addition, cash bonuses may be awarded to officers and other key employees.

     Ownership of the Company's Common Stock is a key element of executive compensation. Officers and other employees of the Company are eligible to participate in the Stock Plan and the 1997 Employee Stock Purchase Plan (the "Purchase Plan"). The Stock Plan permits the Board of Directors or the Committee to grant stock options to employees on such terms as the Board or the Committee may determine. The Committee has authority to grant and administer stock options to all employees of the Company. In determining the size of a stock option grant to a new officer or other key employee, the Committee takes into account equity participation by comparable employees within the company, external competitive circumstances and other relevant factors. These options typically vest over 48 months and thus require the employee's continuing services to the Company. Additional options may be granted to current employees to reward exceptional performance or to provide additional unvested equity incentives. The vesting of these additional stock options usually will not begin until previous option grants have become fully vested. The Purchase Plan permits employees to acquire Common Stock of the Company through payroll deductions and promotes broad-based equity participation throughout the Company. The Committee believes that such stock plans align the interests of the employees with the long-term interests of the stockholders.

     The Company also maintains a 401(k) Plan to provide retirement benefits through tax deferred salary deductions for all its employees. The Company does not currently contribute to the 401(k) Plan.

     The Committee has considered the potential future effects of Section 162(m) of the Internal Revenue Code of 1986, as amended. Section 162(m) limits the deductibility by public companies of certain executive compensation in excess of $1 million per executive per year, but excludes from the calculation of such $1 million limit certain elements of compensation, including performance-based compensation, provided that certain requirements are met. None of the Company's executive officers approached the $1 million limit in fiscal 1997 nor is any expected to approach such limit in fiscal 1998. However, the provisions of
Section 162(m) merit current consideration because, under certain circumstances, the difference between the fair market value and the exercise price of options granted in the present time period, measured at the time of exercise, could be included in the calculation under Section 162(m) of the executive officers' compensation in the time period in which the exercise occurs. This result can be avoided if the plans under which such options are granted comply with certain requirements at the time of grant, including administration by a committee consisting solely of two or more outside directors and stockholder approval of the terms of the plan, including approval of an annual limit stated in the plan on the number of shares with respect to which options may be granted to any employee. The Company's Stock Plan has been designed and administered to meet such requirements. The Company has not attempted to structure other elements of executive compensation to qualify as performance-based compensation for purposes of Section 162(m).

FISCAL 1997 EXECUTIVE COMPENSATION

     The Company's executive compensation philosophy is that base salary and cash bonuses should reflect the overall financial and non-financial performance of the Company and that non-cash compensation should be closely aligned with stockholder interests. No executive officer or other employee of the Company
has an employment or severance agreement with the Company.   Executive
compensation for 1997 included base salary and cash bonuses. Cash Bonuses for executive officers are based on the following measures of the Company's performance: total revenues, operating income, the market penetration of the Company's technology and other performance goals. Executive officers, like other employees, were eligible for option grants under the Stock Plan and to participate in the Purchase Plan.

FISCAL 1997 CHIEF EXECUTIVE OFFICER COMPENSATION

     Geoff Tate joined the Company as President and Chief Executive Officer in
1990.   Mr. Tate does not have an employment or severance agreement with the
Company. In setting Mr. Tate's compensation, the Compensation Committee, in addition to considering the factors for all executive officers described above, also considers data reflecting comparative compensation information from other companies. In fiscal 1997, Mr. Tate's compensation was based on the Company's overall performance in relation to goals set in the beginning of the year. In addition, in fiscal 1997 the Company granted Mr. Tate options to purchase 75,000 shares of Common Stock. The options, which do not begin to vest until January 1, 1999, are designed to increase Mr. Tate's incentive to remain with the Company in the future and to closely align Mr. Tate's interests with those of the Company's stockholders.


                              COMPENSATION COMMITTEE
                              OF THE BOARD OF DIRECTORS

                              William Davidow
                              Bruce Dunlevie
                              Charles Geschke

                     COMPANY STOCK PRICE PERFORMANCE GRAPH

     The following graph compares the cumulative total return to stockholders on the Company's Common Stock with the cumulative total return of the Nasdaq Stock Market Index-U.S. ("Nasdaq US") and the Hambrecht & Quist Technology Index ("H&Q Technology"). The graph assumes that $100 was invested on May 13, 1997 in the Company's Common Stock, the Nasdaq US Index and the H&Q Technology Index, including reinvestment of dividends. No dividends have been declared or paid on the Company's Common Stock. Historic stock price performance is not indicative of future stock price performance.

                       [PERFORMANCE GRAPH APPEARS HERE]

                     NASDAQ   H&Q TECHNOLOGY
   DATE     RAMBUS  US INDEX      INDEX
----------  ------  --------  --------------
 05/13/97     $100      $100            $100
 05/31/97     $263      $105            $106
 06/30/97     $388      $108            $107
 07/31/97     $460      $120            $124
 08/31/97     $663      $120            $124
 09/30/97     $464      $127            $129

                                 OTHER MATTERS

     The Board of Directors does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named in the enclosed proxy will have discretion to vote shares they represent in accordance with their own judgement on such matters.

     It is important that your shares be represented at the meeting, regardless of the number of shares which you hold. You are, therefore, urged to execute and return, at your earliest convenience, the accompanying proxy in the envelope which has been enclosed.

                              BY ORDER OF THE BOARD OF DIRECTORS

Mountain View, California
December 30, 1997

                                   APPENDIX A

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                                  RAMBUS INC.
     FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JANUARY 30, 1998

     The undersigned stockholder of Rambus Inc., a Delaware corporation (the "Company"), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and accompanying Proxy Statement each dated December 30, 1997 and hereby appoints Geoff Tate and Gary Harmon, or either of them, proxies and attorneys-in-fact, each with full power of substitution, to represent the undersigned at the Annual Meeting of Stockholders of Rambus Inc. to be held on January 30, 1998 at 9:00 a.m., local time at the Holiday Inn, 625 El Camino Real, Palo Alto, California 94301, and at any adjournment thereof, and to vote all shares of Common Stock of the Company held of record by the undersigned on December 12, 1997 as hereinafter specified upon the proposals listed on the reverse side.

IN ORDER TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING OF STOCKHOLDERS, PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

                                  DETACH HERE

[X]  PLEASE MARK VOTES AS IN THIS EXAMPLE.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE PROPOSALS BELOW AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" EACH OF THESE PROPOSALS.

1.   Election of Class I Directors.

NOMINEES:  Bruce Dunlevie                          FOR    WITHHELD
           Charles Geschke                         [_]       [_]
           Mark Horowitz
[_]  FOR, except note withheld from the following nominee:

     _____________________________________________________

2.  Ratification of appointment of            FOR    AGAINST    ABSTAIN
    Coopers & Lybrand L.L.P. as               [_]      [_]        [_]
    independent auditors of the Company
    for the fiscal year ending September
    30, 1998.

MARK HERE      [_]
FOR ADDRESS
CHANGE AND
NOTE AT RIGHT

Please sign exactly as your name appears hereon. When shares are registered in the names of two or more persons, whether as joint tenants, as community property or otherwise, both or all of such persons should sign. When signing as attorney, executor, administrator, trustee, guardian or another fiduciary capacity, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized person. If a partnership, please sign in partnership name by authorized person.

SIGNATURE: _____________________________________________________________________

DATE: __________________________________________________________________________